EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion or incorporation by reference in this registration statement on Form S-3 of our reports dated February 21, 1996, on our audits of the consolidated financial statements and financial statement schedule of Zytec Corporation. We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts."



                                         Coopers & Lybrand L.L.P.



Minneapolis, Minnesota
June 7, 1996